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                                                                  Execution Copy













                                BEC FUNDING LLC,

                                 as Note Issuer

                                       and

                             BOSTON EDISON COMPANY,

                                   as Servicer




                     TRANSITION PROPERTY SERVICING AGREEMENT

                            Dated as of July 29, 1999
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                                TABLE OF CONTENTS

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ARTICLE I.  DEFINITIONS...........................................................................................1
                  Section 1.01      Definitions...................................................................1
                  Section 1.02      Other Definitional Provisions.................................................6

ARTICLE II.  APPOINTMENT AND AUTHORIZATION........................................................................7
                  Section 2.01      Appointment of Servicer; Acceptance of Appointment............................7
                  Section 2.02      Authorization.................................................................7
                  Section 2.03      Dominion and Control Over the Transition Property.............................7

ARTICLE III.  BILLING SERVICES....................................................................................8
                  Section 3.01      Duties of Servicer............................................................8
                  Section 3.02      Servicing and Maintenance Standards...........................................9
                  Section 3.03      Certificate of Compliance.....................................................9
                  Section 3.04      Annual Report by Independent Public Accountants..............................10

ARTICLE IV.  SERVICES RELATED TO PERIODIC ADJUSTMENTS;
              REMITTANCES AND RECONCILIATIONS....................................................................10
                  Section 4.01      Periodic Adjustments.........................................................10
                  Section 4.02      Limitation of Liability......................................................12
                  Section 4.03      Remittances; Reconciliations.................................................13

ARTICLE V.  THE TRANSITION PROPERTY..............................................................................14
                  Section 5.01      Custody of Transition Property Records.......................................14
                  Section 5.02      Duties of Servicer as Custodian..............................................14
                  Section 5.03      Instructions; Authority to Act...............................................15
                  Section 5.04      Effective Period and Termination.............................................16
                  Section 5.05      Monitoring of Third-Party Suppliers..........................................16
                  Section 5.06      Monitoring and Collecting Exit Charges.......................................16

ARTICLE VI.  THE SERVICER........................................................................................16
                  Section 6.01      Representations and Warranties of Servicer...................................16
                  Section 6.02      Indemnities of Servicer......................................................18
                  Section 6.03      Limitation on Liability of Servicer and Others...............................20
                  Section 6.04      Merger or Consolidation of, or Assumption of the Obligations of,
                  Servicer.......................................................................................20
                  Section 6.05      Boston Edison Company Not to Resign as Servicer..............................21
                  Section 6.06      Servicing Compensation.......................................................21
                  Section 6.07      Compliance with Applicable Law...............................................22

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                  Section 6.08      Access to Certain Records and Information Regarding Transition
                  Property.......................................................................................22
                  Section 6.09      Appointments.................................................................22
                  Section 6.10      No Servicer Advances.........................................................23
                  Section 6.11      Maintenance of Operations....................................................23

ARTICLE VII.  DEFAULT............................................................................................23
                  Section 7.01      Servicer Default.............................................................23
                  Section 7.02      Appointment of Successor.....................................................24
                  Section 7.03      Waiver of Past Defaults......................................................25
                  Section 7.04      Notice of Servicer Default...................................................25

ARTICLE VIII.  MISCELLANEOUS PROVISIONS..........................................................................25
                  Section 8.01      Amendment....................................................................26
                  Section 8.02      Maintenance of Accounts and Records..........................................26
                  Section 8.03      Notices......................................................................27
                  Section 8.04      Assignment...................................................................29
                  Section 8.05      Limitations on Rights of Third Parties.......................................29
                  Section 8.06      Severability.................................................................29
                  Section 8.07      Separate Counterparts........................................................30
                  Section 8.08      Headings.....................................................................30
                  Section 8.09      Governing Law................................................................30
                  Section 8.10      Assignment to Note Trustee...................................................30
                  Section 8.11      Nonpetition Covenants........................................................30
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                             EXHIBITS AND SCHEDULES

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Exhibit A                           Form of Certificate of Compliance

Exhibit B                           Form of Routine True-Up Letter

Exhibit C                           Form of Monthly Servicer Certificate

Exhibit D                           Form of Semiannual Servicer Certificate

Exhibit E                           Form of Annual Reconciliation

Schedule 4.01(a)                    Expected Amortization Schedule



                                     ANNEXES

Annex I                             Servicing Procedures

Schedule A to Annex I               Additional Servicing Procedures Applicable to TPSs
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                                      -iii-
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         This TRANSITION PROPERTY SERVICING AGREEMENT, dated as of July 29,
1999, is between BEC Funding LLC, a Delaware limited liability company (the
"Note Issuer"), and Boston Edison Company, a Massachusetts corporation.

                                    RECITALS

         WHEREAS, pursuant to the Statute and the Financing Order, the Seller and the Note Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling to the Note Issuer the Transition Property created pursuant to the Statute and the Financing Order.

         WHEREAS, in connection with its ownership of the Transition Property and in order to collect the RTC Charge, the Note Issuer desires to engage the Servicer to carry out the functions described herein. The Servicer currently performs similar functions for itself with respect to its own charges to its customers and for others. In addition, the Note Issuer desires to engage the Servicer to act on its behalf in obtaining Periodic Adjustments from the DTE. The Servicer desires to perform all of these activities on behalf of the Note Issuer.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                             ARTICLE I. DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Advice Letter" means any filing made with the DTE by the Servicer on behalf of the Note Issuer to set or adjust the RTC Charge, including the Issuance Advice Letter, a Routine Anniversary True-Up Letter, a Routine True-Up Letter or a Non-Routine True-Up Letter.

         "Agreement" means this Transition Property Servicing Agreement, together with all Exhibits, Schedules and Annexes hereto, as the same may be amended and supplemented from time to time.

         "Annual Accountant's Report" has the meaning set forth in Section 3.04.

         "Applicable TPS" means, with respect to each Customer, the TPS, if any, billing the RTC Charge to that Customer.

         "Bills" means each of the regular monthly bills, summary bills and other bills issued to Customers or TPSs by Boston Edison Company on its own behalf and in its capacity as Servicer.

         "Certificate of Compliance" has the meaning set forth in Section 3.03.

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         "Closing Date" means July 29, 1999.

         "Customers" means all classes of retail users of the Seller's distribution system within its geographic service territory as in effect on July 1, 1997.

         "Declaration of Trust" means the Declaration of Trust dated as of July 28, 1999 by The Bank of New York (Delaware), a Delaware banking corporation, as Delaware Trustee, the Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority, as the same may be amended and supplemented from time to time.

         "Deemed RTC Charge Payments" means the payments in respect of the RTC Charge, which are deemed to have been received by the Servicer, directly or indirectly (including through a TPS), from or on behalf of Customers, calculated in accordance with Annex I hereto.

         "DTE" means the Massachusetts Department of Telecommunications and Energy and any successor thereto.

         "DTE Regulations" means all regulations, rules, tariffs and laws applicable to public utilities or TPSs, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the DTE.

         "Estimated RTC Charge Payments" means the estimated payments in respect of the RTC Charge, which are deemed to have been received by the Servicer, directly or indirectly (including through a TPS), from or on behalf of Customers, calculated in accordance with Annex I hereto.

         "Expected Amortization Schedule" means Schedule 4.01(a) hereto.

         "Financing Order" means the order of the DTE, DTE-98-118, issued on April 2, 1999, as further clarified by the Order on the Massachusetts Development Finance Agency's and Massachusetts Health and Educational Facilities Authority's Motion for Clarification dated May 21, 1999.

         "Financing Order Anniversary Date" means April 2 of each year.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by

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such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due.

         "Issuance Advice Letter" means the initial Issuance Advice Letter, dated July 28, 1999, filed with the DTE pursuant to the Financing Order.

         "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind.

         "Losses" has the meaning assigned to that term in Section 6.02(b).

         "Monthly Servicer Certificate" has the meaning assigned to that term in
Section 4.01(d)(ii).

         "Non-Routine Periodic Adjustment" has the meaning set forth in Section 4.01(c)(i).

         "Non-Routine True-Up Letter" means an Advice Letter filed with the DTE in accordance with the Financing Order with respect to any Non-Routine Periodic Adjustment, pursuant to which the related Non-Routine Periodic Adjustment will become effective within 60 days after filing of the Non-Routine True-Up Letter, subject to the review and approval of the DTE.

         "Note Indenture" means the Note Indenture dated as of July 29, 1999, between the Note Issuer and the Note Trustee, as the same may be amended and supplemented from time to time.

         "Note Issuer" has the meaning set forth in the preamble to this Agreement.

         "Officer's Certificate" means a certificate of the Servicer signed by a Responsible Officer.

         "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion(s) of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion(s) of counsel.

         "Periodic Adjustment" means each adjustment to the RTC Charge made pursuant to the terms of the Financing Order and in accordance with Section 4.01 hereof.

         "Principal Balance" means, as of any Payment Date, the sum of the outstanding principal amount of the Notes.

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
         "Projected Principal Balance" means, as of any Payment Date, the sum of the projected outstanding principal amount of the Notes for such Payment Date set forth in the Expected Amortization Schedule.

         "Reconciliation Period" means the twelve-month period commencing on January 1 of each year and ending on December 31 of each year; provided, however, that the initial Reconciliation Period shall commence on the Closing Date and end on December 31, 1999.

         "Remittance" means each remittance hereunder of Estimated RTC Charge Payments by the Servicer to the Note Trustee.

         "Remittance Date" means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to Section 4.03.

         "Remittance Excess" means the amount, if any, calculated for a particular Reconciliation Period, by which all RTC Charge Collections during such Reconciliation Period exceed Deemed RTC Charge Payments during such Reconciliation Period.

         "Remittance Period" means the twelve-month period commencing on March 1 of each year and ending on the last day of February of each year; provided, however, that the initial Remittance Period shall commence on the Closing Date and end on February 29, 2000.

         "Remittance Shortfall" means the amount, if any, calculated for a particular Reconciliation Period, by which Deemed RTC Charge Payments during such Reconciliation Period exceed RTC Charge Collections during such Reconciliation Period.

         "Required Debt Service" means, for any Remittance Period, the total dollar amount calculated by the Servicer in accordance with Section 4.01(b)(i) as necessary to be remitted to the Collection Account during such Remittance Period (after giving effect to (a) the allocation and distribution of amounts on deposit in the Reserve Subaccount at the time of calculation and which are available for payments on the Notes, (b) any shortfalls in Required Debt Service for any prior Remittance Period, (c) the required payment or credit of any Remittance Excess or Remittance Shortfall during such Remittance Period and (d) any Remittances based upon the RTC Charge in effect in the prior Remittance Period that are expected to be realized in such Remittance Period) in order to ensure that, as of the Payment Date immediately following the end of such period, (i) all accrued and unpaid interest on the Notes then due shall have been paid in full, (ii) the Principal Balance of the Notes is equal to the Projected Principal Balance of the Notes for that Payment Date, (iii) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level, (iv) the balance on deposit in the Overcollateralization Subaccount equals the aggregate Required Overcollateralization Level and (v) all other fees, expenses and indemnities due and owing and required or allowed to be paid under Section 8.02 of the Note Indenture as of such date shall have been paid in full; provided, however, that, with respect to any Periodic Adjustment occurring after the last Scheduled Maturity Date for any

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Notes, the Required Debt Service shall be calculated to ensure that sufficient amounts will be collected to retire such Notes in full as of the earlier of (x) the next Payment Date and (y) the Final Maturity Date for such Notes.

         "Responsible Officer" means the chief executive officer, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the clerk, any assistant clerk, the controller or the finance manager of the Servicer.

         "Retirement of the Notes" means the day on which the final payment is made to the Note Trustee in respect of the last outstanding Note.

         "Routine Anniversary True-Up Letter" means a Routine True-Up Letter filed with the DTE prior to the Financing Order Anniversary Date in respect of an annual Periodic Adjustment. The Routine Anniversary True-Up Letter will become effective on the first calendar day of the next succeeding calendar month after filing, or such date as may be specified in such Routine Anniversary True-Up Letter, so long as such effective date is at least 15 days after the filing of such Routine Anniversary True-Up Letter.

         "Routine True-Up Letter" means an Advice Letter filed with the DTE in respect of a Periodic Adjustment, substantially in the form of Exhibit B hereto. The Routine True-Up Letter will become effective on the first calendar day of the next succeeding calendar month after filing, or such date as may be specified in such Routine True-Up Letter, so long as such effective date is at least 15 days after the filing of such Routine True-Up Letter.

         "RTC Charge" means the portion (which may become all) of the Seller's Transition Charge designated pursuant to the Financing Order as the RTC Charge, as the same may be adjusted from time to time as provided in the Financing Order.

         "RTC Charge Collections" means the Estimated RTC Charge Payments remitted to the Collection Account.

         "Sale Agreement" means the Transition Property Sale Agreement dated as of July 29, 1999, between Boston Edison Company, as Seller, and the Note Issuer, as the same may be amended and supplemented from time to time.

         "Seller" means Boston Edison Company, a Massachusetts corporation, and its permitted successors and assigns under the Sale Agreement.

         "Semiannual Servicer Certificate" has the meaning assigned to that term in Section 4.01(d)(iii).

         "Servicer" means Boston Edison Company, as the servicer of the Transition Property, or each successor (in the same capacity) pursuant to
Section 6.04 or 7.02.

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         "Servicer Business Day" means any Business Day on which the Servicer's offices in The Commonwealth of Massachusetts are open for business.

         "Servicer Default" means an event specified in Section 7.01.

         "Servicing Fee" has the meaning set forth in Section 6.06(a).

         "Statute" means Chapter 164 of the Massachusetts Acts of 1997, entitled an Act Relative to Restructuring the Electric Utility Industry in the Commonwealth, Regulating the Provision of Electricity and Other Services, and Promoting Enhanced Consumer Protections Therein.

         "Termination Notice" has the meaning assigned to that term in Section 7.01.

         "TPS" means a third party supplier of energy who has entered into a TPS Service Agreement with the Servicer.

         "TPS Service Agreement" means an agreement between a third party supplier of energy and the Servicer pursuant to which such third party supplier of energy bills and collects the RTC Charge to and from Customers in accordance with DTE Regulations, the Financing Order and the guidelines described in Schedule A to Annex I.

         "Transition Charge" means the "access charge" as defined in Boston Edison Company's Restructuring Settlement Agreement, D.P.U. Docket Nos. 96-100 and 96-23 and subsequent filings with the DTE pursuant thereto.

         "Transition Property" means the transition property that exists under Order 7 of the Financing Order and is sold by the Seller to the Note Issuer under the Sale Agreement.

         "Transition Property Records" has the meaning assigned to that term in
Section 5.01.

         "Weighted Average Days Outstanding" means the weighted average number of days Boston Edison Company's monthly retail customer bills remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i). For all purposes of this Agreement, the calculation of Weighted Average Days Outstanding pursuant to Section 4.01(b)(i) shall become effective on April 1 of each year. The initial Weighted Average Days Outstanding shall be 45 days until updated pursuant to Section 4.01(b)(i) of this Agreement.

         Section 1.02 Other Definitional Provisions.

                  (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Note Indenture.

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                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit and Annex references contained in this Agreement are references to Sections, Schedules, Exhibits and Annexes in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.


                    ARTICLE II. APPOINTMENT AND AUTHORIZATION

         Section 2.01 Appointment of Servicer; Acceptance of Appointment. Subject to Section 6.05 and Article 7, the Note Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Note Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

         Section 2.02 Authorization. With respect to all or any portion of the Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Note Issuer to (a) execute and deliver, on behalf of itself and/or the Note Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Note Issuer, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the DTE. The Note Issuer shall execute and/or furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Note Issuer, and with such other documents as may be in the Note Issuer's possession, as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer's written request, the Note Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

         Section 2.03 Dominion and Control Over the Transition Property. Notwithstanding any other provision herein, the Note Issuer shall have dominion and control over the Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the
Note Issuer with respect to the Transition Property and the Transition Property Records. The Servicer shall not take any action that is not authorized by this

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Agreement or that shall impair the rights of the Note Issuer in the Transition
Property, in each case unless such action is required by applicable law.


                          ARTICLE III. BILLING SERVICES

         Section 3.01 Duties of Servicer. The Servicer, as agent for the Note Issuer, shall have the following duties:

                  (a) Duties of Servicer Generally.

                           (i) General Duties. The Servicer's duties in general
                  shall include management, servicing and administration of the Transition Property; obtaining meter reads, calculating electricity usage (including usage by Customers of any TPS), billing, collection and posting of all payments in respect of the Transition Property; responding to inquiries by Customers, the DTE, or any federal, local or other state governmental authorities with respect to the Transition Property; delivering Bills to Customers and TPSs, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies; and taking all necessary action in connection with Periodic Adjustments as set forth herein. Certain of the duties set forth above may be performed by TPSs pursuant to TPS Service Agreements. Without limiting the generality of this Section 3.01(a)(i), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collection, payment processing and remittance set forth in Annex I hereto.

                           (ii) DTE Regulations Control. Notwithstanding
                  anything to the contrary in this Agreement, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any DTE Regulations as in effect at the time such duties are to be performed.

                  (b) Reporting Functions.

                           (i) Annual Reconciliation Report. The Servicer shall
                  deliver an annual written reconciliation report substantially in the form of Exhibit E hereto as required by Section 4.03(b) hereof.

                           (ii) Notification of Laws and Regulations. The
                  Servicer shall promptly notify the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies in writing of any laws or DTE Regulations hereafter promulgated that

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                  have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

                           (iii) Other Information. Upon the reasonable request
                  of the Note Issuer, the Note Trustee, the Certificate Trustee, or any Rating Agency, the Servicer shall provide to such Note Issuer, Note Trustee, Certificate Trustee, or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law for the Note Issuer, the Note Trustee, the Certificate Trustee, or the Rating Agencies to monitor the Servicer's performance hereunder.

                           (iv) Preparation of Reports to be Filed with the SEC.
                  The Servicer shall prepare any reports required to be filed by the Note Issuer or the Certificate Issuer under the securities laws, including a copy of each Semiannual Servicer Certificate described in Section 4.01(d)(iii), the annual Certificate of Compliance described in Section 3.03 and the Annual Accountant's Report described in Section 3.04.

         Section 3.02 Servicing and Maintenance Standards. On behalf of the Note Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Transition Property with reasonable care and in accordance with applicable law, including all applicable DTE Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others;
(b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the RTC Charge; (d) file Uniform Commercial Code continuation statements to maintain the perfected security interest of the Note Trustee in the Transition Property and (e) comply in all material respects with all laws and regulations applicable to and binding on it relating to the Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Transition Property, which, in the Servicer's judgment, may include the taking of legal action, at the Note Issuer's expense.

         Section 3.03 Certificate of Compliance. The Servicer shall deliver to the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies on or before March 31 of each year, commencing March 31, 2000 to and including the March 31 succeeding the Retirement of the Notes, an Officer's Certificate substantially in the form of Exhibit A hereto (a "Certificate of Compliance"), stating that: (i) a review of the activities of the Servicer during the twelve months ended the preceding December 31 (or, in the case of the first Certificate of Compliance to be delivered on or before March 31, 2000, the period of time from the date of this Agreement until December 31, 1999) and of its performance under this Agreement has been made under such Responsible Officer's supervision, and (ii) to such Responsible Officer's knowledge, based on

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such review, the Servicer has fulfilled all of its material obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before March 31, 2000, the period of time from the date of this Agreement until December 31,
1999), or, if there has been a default in the fulfillment of any such material obligation, specifying each such material default known to such Responsible Officer and the nature and status thereof.

         Section 3.04 Annual Report by Independent Public Accountants.

                  (a) The Servicer, at the Note Issuer's expense, shall cause a firm of independent certified public accountants (which may provide other services to the Servicer) to prepare, and the Servicer shall deliver to the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies, on or before March 31 each year, beginning March 31, 2000 to and including the March 31 succeeding the Retirement of the Notes, to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve months ended December 31 (or, in the case of the first Annual Accountant's Report to be delivered on or before March 31, 2000, the period of time from the date of this Agreement until December 31, 1999), identifying the results of such procedures and including any exceptions noted.

                  (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.


              ARTICLE IV. SERVICES RELATED TO PERIODIC ADJUSTMENTS;
                         REMITTANCES AND RECONCILIATIONS

         Section 4.01 Periodic Adjustments. From time to time, until the Retirement of the Notes, the Servicer shall identify the need for Periodic Adjustments and shall take all reasonable action to obtain and implement such Periodic Adjustments, all in accordance with the following:

                  (a) Expected Amortization Schedule. The Expected Amortization
         Schedule is attached hereto as Schedule 4.01(a).

                  (b) Routine Periodic Adjustments and Yearly Filings.

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                           (i) Routine Anniversary Periodic Adjustments and
                  Filings. For the purpose of preparing a Routine Anniversary True-Up Letter, the Servicer shall: (A) update the assumptions underlying the calculation of the RTC Charge, including energy usage volume, the rate of charge-offs and estimated expenses and fees of the Note Issuer and the Certificate Issuer to the extent not fixed, in each case for the Remittance Period beginning on March 1 of such year; (B) update the calculation of Weighted Average Days Outstanding; (C) determine the Required Debt Service for such Remittance Period based upon such updated assumptions; and (D) determine the RTC Charge to be charged during such Remittance Period based upon such Required Debt Service. The Servicer shall file a Routine Anniversary True-Up Letter with the DTE no later than March 15 of each year.

                           (ii) Routine Periodic Adjustments. The Servicer shall
                  file a Routine True-Up Letter at least 15 days before the end of any calendar quarter or Payment Date at such times as it may reasonably determine to meet the Required Debt Service for the then current Remittance Period.

                           (iii) The Servicer shall take all reasonable actions
                  and make all reasonable efforts to secure any Periodic Adjustments.

                  (c) Non-Routine Periodic Adjustments.

                           (i) Whenever the Servicer determines that the
                  existing model for calculating the RTC Charge should be amended or revised, subject to the consent of the Note Issuer under the conditions set forth in Section 3.18 of the Note Indenture, the Servicer shall file a Non-Routine True-Up Letter with the DTE designating the adjustments to such model and any corresponding adjustments to the RTC Charge (collectively, a "Non-Routine Periodic Adjustment"), subject to the review and approval of the DTE pursuant to the Financing Order.

                           (ii) The Servicer shall take all reasonable actions
                  and make all reasonable efforts to secure any Non-Routine Periodic Adjustments.

                            (iii) The Servicer shall implement any resulting
                  adjustments to the model and any resulting revised RTC Charge as of the effective date of the Non- Routine True-Up Letter.

                  (d) Reports.

                           (i) Notification of Advice Letter Filings and
                  Periodic Adjustments. Whenever the Servicer files an Advice Letter with the DTE, the Servicer shall send a copy of such filing to the Note Issuer, the Note Trustee, the Certificate

                  Trustee and the Rating Agencies concurrently therewith. If any Periodic Adjustment requested in any such Advice Letter filing does not become effective on the applicable date as provided by the Financing Order, the Servicer shall notify the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

                           (ii) Monthly Servicer Certificate. So long as any
                  Notes are outstanding, not later than fifteen (15) days after the end of each month after the Certificates are issued (excluding July, 1999), or if such day is not a Servicer Business Day, the next succeeding Servicer Business Day, the Servicer shall deliver a written report substantially in the form of Exhibit C hereto (the "Monthly Servicer Certificate") to the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies.

                           (iii) Semiannual Servicer Certificate. So long as any
                  Notes are outstanding, not later than the Servicer Business Day immediately preceding each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit D hereto (the "Semiannual Servicer Certificate") to the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies.

                           (iv) TPS Reports. The Servicer shall provide to the
                  Rating Agencies, upon request, any publicly available reports filed by the Servicer with the DTE (or otherwise made publicly available by the Servicer) relating to TPSs and any other non-confidential and non-proprietary information relating to TPSs reasonably requested by the Rating Agencies.

         Section 4.02 Limitation of Liability.

                  (a) The Note Issuer and the Servicer expressly agree and acknowledge that:

                           (i) In connection with any Periodic Adjustment, the
                  Servicer is acting solely in its capacity as the servicing agent hereunder.

                           (ii) Neither the Servicer nor the Note Issuer shall
                  be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the applications required by Section 4.01 in a timely and correct manner or other material breach by the Servicer of its duties under this Agreement that materially and adversely affects the Periodic Adjustments), by the DTE in any way related to the Transition Property or in connection with any Periodic Adjustment or Non-Routine Periodic Adjustment, the subject of any filings under Section 4.01, any proposed Periodic

                  Adjustment or Non-Routine Periodic Adjustment, or the approval of the RTC Charge and the adjustments thereto.

                           (iii) The Servicer shall have no liability whatsoever
                  relating to the calculation of the RTC Charge and the adjustments thereto (including any Non- Routine Periodic Adjustment), including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume, the rate of charge-offs, estimated expenses and fees of the Note Issuer and the Certificate Issuer, so long as the Servicer has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Noteholders or the Certificateholders, not receiving any payment, amount or return anticipated or expected in respect of any Note or Certificate generally, except only to the extent that the Servicer is liable under
                  Section 6.02 of this Agreement.

                  (b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

         Section 4.03 Remittances; Reconciliations.

                  (a) Subject to Section 4.03(b) below, on each Servicer Business Day commencing 45 days after the date of this Agreement, the Servicer shall cause to be made within two (2) Servicer Business Days of deemed receipt a wire transfer of immediately available funds to the General Subaccount of the Collection Account in an amount equal to the Estimated RTC Charge Payments (as calculated in accordance with Annex I hereto) received on such day and on any prior day that was not a Servicer Business Day for which a Remittance has not previously been made (taking into account the Weighted Average Days Outstanding in effect from time to time). Prior to or simultaneous with each Remittance to the General Subaccount of the Collection Account pursuant to this Section, the Servicer shall provide written notice to the Note Trustee of each such Remittance (including the exact dollar amount to be remitted).

                  (b) On or before each March 1, the Servicer shall calculate the amount of any Remittance Shortfall or Remittance Excess attributable to the prior Reconciliation Period and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental wire transfer of immediately available funds to the General Subaccount of the Collection Account on the next Servicer Business Day following such calculation in the amount of such Remittance Shortfall, or (B) if a Remittance Excess exists, the Servicer may elect to either reduce the amount of Remittances to be made to the Note Issuer on succeeding Servicer Business Days or receive a payment or payments on succeeding Payment Dates from the Note Issuer equal to the amount of such Remittance Excess until the balance of the Remittance Excess has been reduced to zero. The Servicer shall deliver a written report setting forth in reasonable detail the calculation of any Remittance Excess or Remittance Shortfall to the
         Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies.

                  (c) The Servicer agrees and acknowledges that it will remit Estimated RTC Charge Payments in accordance with this Section 4.03 without any surcharge, fee, offset, charge or other deduction except
         (i) as set forth in Section 4.03(b) above and (ii) for late fees permitted by Section 6.06.


                       ARTICLE V. THE TRANSITION PROPERTY

         Section 5.01 Custody of Transition Property Records. To assure uniform quality in servicing the Transition Property and to reduce administrative costs, the Note Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Note Issuer and the Note Trustee as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Transition Property, including copies of the Financing Order and Advice Letters relating thereto and all documents filed with the DTE in connection with any Periodic Adjustment or Non- Routine Periodic Adjustment and computational records relating thereto (collectively, the "Transition Property Records"), which are hereby constructively delivered to the Note Trustee, as pledgee of the
Note Issuer with respect to all Transition Property.

         Section 5.02 Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer shall hold the Transition Property Records on behalf of the Note Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Transition Property Records on behalf of the Note Issuer and the Note Trustee as shall enable the Note Issuer to comply with this Agreement and the Note Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Note Issuer and the Note Trustee any failure on its part to hold the Transition Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Note Issuer or the Note Trustee of the Transition Property Records. The Servicer's duties to hold the Transition Property Records on behalf of the Note Issuer set forth in this Section 5.02, to the extent such Transition Property Records have not been previously transferred to a successor Servicer pursuant to
         Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with
         Article VII hereof and (ii) no Notes are outstanding.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain at all times records and accounts that permit the Servicer to identify RTC Charges billed. The Servicer shall maintain the Transition Property Records in Boston, Massachusetts or at such other office as shall be specified to the Note Issuer and the Note Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection to the Note Issuer and the Note Trustee or their respective duly authorized representatives, attorneys or auditors the Transition Property Records at such times during normal business hours as the Note Issuer or the Note Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any DTE Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

                  (c) Release of Documents. Upon instruction from the Note Trustee in accordance with the Note Indenture, the Servicer shall release any Transition Property Records to the Note Trustee, the Note Trustee's agent or the Note Trustee's designee, as the case may be, at such place or places as the Note Trustee may designate, as soon as practicable.

                  (d) Defending Transition Property Against Claims. The Servicer, on behalf of the Noteholders and the Certificateholders, shall institute any action or proceeding necessary to compel performance by the DTE or The Commonwealth of Massachusetts of any of their obligations or duties under the Statute, the Financing Order or any Advice Letter, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order or the rights of holders of Transition Property by legislative enactment, voter initiative or constitutional amendment that would be adverse to Certificateholders. The costs of any such action shall be payable from RTC Charge Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Note Indenture. The Servicer's obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02(d) of the Note Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations hereunder).

         Section 5.03 Instructions; Authority to Act. For so long as any Notes remain outstanding, the Servicer shall be deemed to have received proper instructions with respect to the

Transition Property Records upon its receipt of written instructions signed by a Responsible Officer (as defined in the Note Indenture) of the Note Trustee.

         Section 5.04 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section
5.04. If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as custodian shall terminate upon appointment of a successor Servicer, subject to the approval of the DTE, and acceptance by such successor Servicer of such appointment.

         Section 5.05 Monitoring of Third-Party Suppliers. From time to time, until the Retirement of the Notes, the Servicer shall, using the same degree of care and diligence that it exercises with respect to payments owed to it for its own account, implement such procedures and policies as are necessary to properly enforce the obligations of each TPS to remit RTC Charges, in accordance with the terms and provisions of the Financing Order, the TPS Service Agreement and Schedule A to Annex I hereto.

         Section 5.06 Monitoring and Collecting Exit Charges. The Servicer shall, using the same degree of care and diligence that it exercises with respect to payments owed to it for its own account, bill and collect any exit charges to which it may be entitled pursuant to Section 1G(g) of Chapter 164 of the Massachusetts General Laws, and shall remit that portion of the exit charges representing (or allocable to) the RTC Charge together with the Estimated RTC Charge Payments for a particular billing date.


                            ARTICLE VI. THE SERVICER

         Section 6.01 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, on which the Note Issuer is deemed to have relied in entering into this Agreement relating to the servicing of the Transition Property.

                  (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate power and authority to service the Transition Property and to hold the Transition Property Records as custodian.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transition Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues or properties or adversely affect the servicing of the Transition Property).

                  (c) Power and Authority. The Servicer has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of the Servicer, or any material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties, so as to adversely affect the Servicer, the Noteholders or the Certificateholders.

                  (f) No Proceedings. There are no proceedings pending and, to the Servicer's knowledge, there are no proceedings threatened and, to the Servicer's knowledge, there are no investigations pending or threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Note Issuer or, to the Servicer's knowledge, any other Person: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

                  (g) Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article III or IV hereof.

         Section 6.02 Indemnities of Servicer.

                  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and as expressly provided under this Section 6.02.

                  (b) The Servicer shall indemnify the Note Issuer, the Noteholders and the Certificateholders for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments, claims, costs or expenses of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer's willful misconduct or gross negligence in the performance of its duties or observance of its covenants under this Agreement (including the Servicer's willful misconduct or gross negligence relating to the maintenance and custody by the Servicer, as custodian, of the Transition Property Records) or (ii) the Servicer's breach in any material respect of any of its representations or warranties in this Agreement; provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or gross negligence of any such indemnified person; and, provided, further, that the Noteholders and the Certificateholders shall be entitled to enforce their rights and remedies against the Servicer under this Section 6.02(b) solely through a cause of action brought for their benefit by the Note Trustee or the Certificate Trustee, as the case may be; and; provided, further, that the Servicer shall not be liable for any Losses, regardless of when incurred, after the Notes and the Certificates have been paid in full, except as provided in Section 6.02(c).

                  (c) The Servicer shall indemnify and hold harmless the Note Trustee, the Delaware Trustee, the Certificate Trustee, the Certificate Issuer and the Agencies and any of their respective affiliates, officers, directors, employees and agents (each an "Indemnified Person") for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any of such Indemnified Persons as a result of: (i) the Servicer's willful misconduct or gross negligence in the performance of its duties or observance of its covenants under this Agreement (including the Servicer's willful misconduct or gross negligence relating to the maintenance and custody by the Servicer, as custodian, of the Transition Property Records) or (ii) the Servicer's breach in any material respect of any of its representations or warranties in this Agreement; provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer's breach. The Servicer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 6.02(c), notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02(c) only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02(c), the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Servicer shall be entitled to appoint counsel of the Servicer's choice at the Servicer's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Servicer under this
         Section 6.02(c) (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Servicer's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Servicer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (iii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than local counsel. The Servicer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02(c) (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

                  (d) Indemnification under Sections 6.02(b) and 6.02(c) shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement.

                  (e) For purposes of Section 6.02(b) and 6.02(c), in the event of the termination of the rights and obligations of Boston Edison Company (or any successor thereto pursuant to Section 6.04) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

                  (f) For purposes of this Section 6.02, the term "Agencies" shall include the Executive Office for Administration and Finance of The Commonwealth of Massachusetts.

         Section 6.03 Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the
Note Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any director, officer, employee or agent of the Servicer against any liability that would otherwise be imposed by reason of willful misconduct or gross negligence in the performance of duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Note Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Transition Property.

         Section 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Note Issuer and the Note Trustee an Officers' Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Note Issuer and the Note Trustee an Opinion of Counsel either
(A) stating that, in the opinion of such counsel, all statutory filings to be made by the Servicer, including filings with the DTE pursuant to the Statute, have been executed and filed that are necessary to preserve and protect fully the interests of the Note Issuer in the Transition Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Rating Agencies shall have received prior written notice of such transaction. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 6.04, then upon satisfaction of all of the other conditions of this Section 6.04, the Servicer shall automatically and without further notice be released from all its obligations hereunder.

         Section 6.05 Boston Edison Company Not to Resign as Servicer. Subject to the provisions of Section 6.04, Boston Edison Company shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon either (a) a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied (except that with respect to Moody's it shall be sufficient to provide ten days prior notice) and (ii) the DTE shall have approved such resignation. Notice of any such determination permitting the resignation of Boston Edison Company shall be communicated to the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination that the performance of Boston Edison Company's duties under this Agreement shall no longer be permissible under applicable law shall be evidenced by an Opinion of Counsel to such effect delivered by Boston Edison Company to the Note Issuer, the Note Trustee and the Certificate Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Boston Edison Company in accordance with Section 7.02.

         Section 6.06 Servicing Compensation.

                  (a) In consideration for its services hereunder, until the Retirement of the Notes, the Servicer shall receive an annual fee (the "Servicing Fee") in an amount equal to (i) five one-hundredth of one percent (0.05%) of the initial principal balance of the Notes for so long as Boston Edison Company or any successor Servicer bills the RTC Charge concurrently with other charges for services or (ii) up to one and one-quarter percent (1.25%) of the initial principal balance of the Notes if the RTC Charge is being billed separately to Customers (which amount shall be determined by a separate agreement between the Note Issuer and the Servicer). The Servicing Fee shall be payable in semiannual installments on each Payment Date. The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on Estimated RTC Charge Payments deemed received by the Servicer and invested by the Servicer pursuant to Section 6(c) of Annex I hereto prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Customers or TPSs.

                  (b) The Servicing Fee set forth in Section 6.06(a) above and expenses provided for in Section 6.06(c) below shall be paid to the Servicer by the Note Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(d) of the Note Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

                  (c) The Note Issuer shall pay all expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer (other than taxes based on the Servicer's net income) and any expenses incurred in connection with reports to Noteholders and Certificateholders, subject to the priorities set forth in Section 8.02(d) of the Note Indenture).

         Section 6.07 Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Transition Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Transition Property the noncompliance with which would have a material adverse effect on the value of the Transition Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

         Section 6.08 Access to Certain Records and Information Regarding Transition Property. The Servicer shall provide to the Noteholders, the Note Trustee and the Certificate Trustee access to the Transition Property Records in such cases where the Noteholders, the Note Trustee and the Certificate Trustee shall be required by applicable law to be provided access to such records. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law (including any DTE Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section.

         Section 6.09 Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith (except that with respect to Moody's it shall be sufficient to provide ten days prior notice); and, provided, further, that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transition Property; and, provided, further, however, that nothing herein (including the Rating Agency Condition) shall preclude the execution by the Servicer of a TPS Service Agreement with any TPS pursuant to applicable DTE Regulations. Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that the initial Servicer has appointed Cash Management Services to process U.S. mail payments from Customers and that such appointment is hereby permitted hereunder. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Note Issuer, the Note Trustee, the Noteholders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

         Section 6.10 No Servicer Advances. Except with respect to Remittances of Estimated RTC Charge Payments, the Servicer shall not make any advances of interest on or principal of the Notes or the Certificates.

         Section 6.11 Maintenance of Operations. The Servicer agrees to continue to operate its distribution system to provide service to its customers so long as it is acting as the Servicer under this Agreement.


                              ARTICLE VII. DEFAULT

         Section 7.01 Servicer Default. If any one of the following events (each a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to remit to the Collection Account on behalf of the Note Issuer any required Remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the
         Note Issuer or the Note Trustee; or

                  (b) any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (a) materially and adversely affect the rights of the Noteholders or Certificateholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the
         Note Issuer or (B) to the Servicer by the

         Note Trustee or by the Holders of Notes evidencing not less than 25 percent of the Outstanding Amount of the Notes; or

                  (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect in any material respect when made, which has a material adverse effect on the Noteholders or Certificateholders and which material adverse effect continues unremedied for a period of 60 days after written notice of such failure is received by the Servicer from the Note Issuer or the Note Trustee; or

                  (d) an Insolvency Event occurs with respect to the Servicer;

         then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Note Trustee, or the Holders of Notes evidencing not less than 25 percent of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Note Trustee if given by the Noteholders) (a "Termination Notice") may terminate all the rights and obligations (other than the obligations set forth in Section 6.02 hereof) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to the DTE for sequestration and payment of revenues arising with respect to the Transition Property: (1) the Certificateholders and the Certificate Trustee as beneficiary of any statutory lien permitted by the Statute;
         (2) the Note Issuer or its assignees; (3) the Certificate Issuer or (4) pledgees or transferees, including transferees under Section 1H(f) of the Statute, of the Transition Property. On or after the receipt by the Servicer of a Termination Notice, and subject to the approval of the DTE, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Transition Property, the RTC Charge or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Note Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Transition Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Note Issuer and the Note Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transition Property or the RTC Charge. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with transferring the Transition Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 7.02 Appointment of Successor.

                  (a) Upon the Servicer's receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee and reimbursement of expenses as provided herein, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's termination hereunder, the Note Issuer shall appoint, subject to the approval of the DTE, a successor Servicer with the Note Trustee's prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Note Issuer and the Note Trustee. If within 30 days after the delivery of the Termination Notice, the Note Issuer shall not have obtained such a new Servicer, the Note Trustee may petition the DTE or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if
         (i) such Person is permitted under DTE Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Note Issuer having substantially the same provisions as this Agreement.

                  (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         Section 7.03 Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required Remittances to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         Section 7.04 Notice of Servicer Default. The Servicer shall deliver to the Note Issuer, the Note Trustee, the Certificate Trustee, the Certificate Issuer, the Agencies and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01(a) or (b).

                     ARTICLE VIII. MISCELLANEOUS PROVISIONS

         Section 8.01 Amendment. This Agreement may be amended in writing by the Servicer and the Note Issuer with ten Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Note Trustee (which consent shall not be unreasonably withheld), but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Officer's Certificate delivered to the
Note Issuer and the Note Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended in writing from time to time by the Servicer and the Note Issuer with ten Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Note Trustee (which consent shall not be unreasonably withheld) and the prior written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that any amendment of the provisions of Sections 4.01 or 4.03 of this Agreement shall satisfy the Rating Agency Condition (except that with respect to Moody's it shall be sufficient to provide ten days prior notice).

         It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         The Note Issuer shall promptly provide each of the Rating Agencies with a copy of any amendment to this Agreement.

         Prior to its consent to any amendment to this Agreement, the Note Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement. The Note Trustee may, but shall not be obligated to, enter into any such amendment which affects the Note Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 8.02 Maintenance of Accounts and Records.

                  (a) The Servicer shall maintain accounts and records as to the Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between RTC Charge Collections and Deemed RTC Charge Payments.

                  (b) The Servicer shall permit the Note Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transition Property and the RTC Charge. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any DTE Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

         Section 8.03 Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid:

                  (a) if to the Servicer, to

                  Boston Edison Company
                  800 Boylston Street
                  Boston, MA 02199
                  Attention:  Manager, Corporate Finance

                  Facsimile:        (617) 424-3204
                  Telephone:        (617) 424-2000

                  (b) if to the Note Issuer, to

                  BEC Funding LLC
                  800 Boylston Street, 35th Floor
                  Boston, MA 02199
                  Attention:        President

                  Facsimile:        (617) 424-2605
                  Telephone:        (617) 369-6000

                  (c) if to the Note Trustee, to

                  The Bank of New York
                  101 Barclay Street, Floor 12 East
                  New York, NY 10286
                  Attention:        Asset Backed Finance Unit

                  Facsimile:        (212) 815-5544
                  Telephone:        (212) 815-5286

                  (d) if to Moody's, to

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention:        ABS Monitoring Department

                  Facsimile:        (212) 553-0573
                  Telephone:        (212) 553-3686

                  (e) if to S&P, to

                  Standard & Poor's
                  55 Water Street, 40th Floor
                  New York, NY 10041
                  Attention:  Asset Backed Surveillance Department

                  Facsimile:        (212) 438-2655
                  Telephone:        (212) 438-2000

                  (f) if to Fitch IBCA, to

                  Fitch IBCA, Inc.
                  One State Street Plaza
                  New York, NY 10004
                  Attention:  ABS Surveillance

                  Facsimile:        (212) 908-0355
                  Telephone:        (212) 908-0500

                  (g) if to Duff & Phelps, to

                  Duff & Phelps Credit Rating Co.
                  17 State Street, 12th Floor
                  New York, NY 10004
                  Attention:  Asset-Backed Monitoring Group

                  Facsimile:        (212) 908-0222
                  Telephone:        (212) 908-0200

                  (h) if to the Agencies, to

                  Massachusetts Development Finance Agency
                  75 Federal Street
                  Boston, MA 02110
                  Attention:  General Counsel

                  Facsimile:        (617) 727-8741
                  Telephone:        (617) 451-2477

                  and

                  Massachusetts Health and Educational Facilities Authority 99 Summer Street, 10th Floor
                  Boston, MA 02110
                  Attention:  General Counsel

                  Facsimile:        (617) 737-8366
                  Telephone:        (617) 737-8377

                  (i) if to the Certificate Issuer, to:

                  The Bank of New York (Delaware), as Delaware Trustee for Massachusetts RRB Special Purpose Trust BEC-1
                  c/o The Bank of New York
                  101 Barclay Street, Floor 12 East
                  New York, NY 10286
                  Attention:  Asset Backed Finance Unit
                  Facsimile:  (212) 815-5544
                  Telephone:  (212) 815-5286

                  (with copies to the Agencies at the addresses listed herein)

                  (j) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 8.04 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

         Section 8.05 Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Servicer, the Note Issuer, the Noteholders, the Certificateholders, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Agencies, the Certificate Issuer and the other Persons expressly referred to herein and such Persons shall have the right to enforce the relevant provisions of this Agreement, except that the Noteholders and the Certificateholders shall be entitled to enforce their rights against the Servicer under this Agreement solely through a cause of action brought for their benefit by the Note Trustee or the Certificate Trustee, as the case may be. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 8.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 8.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 8.09 Governing Law. This Agreement shall be construed in accordance with the substantive laws of The Commonwealth of Massachusetts, without giving effect to its conflict of law or other principles that would cause the application of the laws of another jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 8.10 Assignment to Note Trustee. The Servicer hereby acknowledges and consents to the collateral assignment of any or all of the Note Issuer's rights and obligations hereunder to the Note Trustee for the benefit of the holders of the Notes and to the further assignment of the Note Trustee's rights and obligations under the Note Indenture to the Certificate Trustee for the benefit of the holders of the Certificates.

         Section 8.11 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Note Indenture, but subject to the DTE's right to order the sequestration and payment of revenues arising with respect to the Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transition Property pursuant to Sections 1H(d)(5) and 1H(e) of the Statute, the Servicer shall not, prior to the date which is one year and one day after the termination of the Note Indenture with respect to the Note Issuer, petition or otherwise invoke or cause the Note Issuer or the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Note Issuer or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or the Trust or any substantial part of the property of the Note Issuer or the Trust, or ordering the winding up or liquidation of the affairs of the
Note Issuer or the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Transition Property Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                       BEC FUNDING LLC,
                                       Note Issuer


                                       By: /s/ Emilie G.O'Neil
                                          -------------------------------------
                                       Name:  Emilie G. O'Neil
                                       Title:  Vice President and Treasurer


                                       BOSTON EDISON COMPANY,
                                       Servicer


                                       By:  /s/ R. J. Weafer, Jr.
                                          -------------------------------------
                                       Name:  Robert J. Weafer, Jr.
                                       Title:  Vice President - Finance and
                                                 Controller

                                    EXHIBIT A

                            CERTIFICATE OF COMPLIANCE

         The undersigned hereby certifies that he/she is the duly elected and acting [________] of Boston Edison Company, as servicer (the "Servicer") under the Transition Property Servicing Agreement, dated as of July 29, 1999 (the "Servicing Agreement"), between the Servicer and BEC Funding LLC (the "Note Issuer"), and further certifies on behalf of the Servicer that:

         1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the [twelve] months ended December 31, [___] has been made under the supervision of the undersigned pursuant to Section
3.03 of the Servicing Agreement; and

         2. To the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the [twelve] months ended December 31, [___], except as listed on Annex A hereto.

         Executed as of this _______ day of ___________ .




                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                              ANNEX A TO EXHIBIT A

                            LIST OF SERVICER DEFAULTS



Nature of Default                                                      Status

                                    EXHIBIT B

                         FORM OF ROUTINE TRUE-UP LETTER

                                     [Date]

ADVICE ____________

DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY (THE "DEPARTMENT") OF THE COMMONWEALTH OF MASSACHUSETTS

SUBJECT:  Periodic RTC Charge True-Up Mechanism Advice Filing

Pursuant to D.T.E. Docket No. 98-118 (the "Financing Order"), Boston Edison Company ("Boston Edison") as servicer of the RRBs or any successor Servicer and on behalf of the trustee as assignee of the special purpose entity (the "SPE") may apply for adjustment to the RTC Charge on each anniversary of the date of the Financing Order and at such additional intervals as may be provided for in the Financing Order. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

PURPOSE

This filing establishes the revised RTC Charge to be assessed and collected from all classes of retail users of Boston Edison's distribution system within the geographic service territory as in effect on July 1, 1997, whether or not energy is purchased from Boston Edison or any TPS, and whether or not such distribution system is being operated by Boston Edison or a successor distribution company. The RTC Charge is a usage-based component of the transition charge on each retail user's monthly bill and may include in the future a component of any exit fee collected pursuant to G.L. c. 164, Section 1G(g) until the Total RRB Payment Requirements are discharged in full. In the Financing Order, the Department authorized Boston Edison to file Routine True-Up Letters prior to each anniversary of the date of the Financing Order and at such additional intervals, if necessary, as provided for in the Financing Order. Boston Edison, or a successor Servicer, is authorized to file periodic RTC Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the sum of the Periodic RRB Payment Requirements (as defined in the Financing Order) for the upcoming year, which may include indemnity obligations of the SPE in the RRB transaction documents for SPE officers and directors, trustee fees, liabilities of the special purpose trust and liabilities to the underwriters related to the underwriting of the RRBs. Routine True-Up Letter filings are those where Boston Edison uses the methodology approved by the Department in the Financing Order to adjust upward or downward the existing RTC Charge. Using the methodology approved by the Department in the Financing Order, this filing modifies the variables used in the RTC Charge calculation and provides the resulting modified RTC Charge. Table I shows the revised assumptions for each of the variables used in calculating the

RTC Charge for retail users. The assumptions underlying the current RTC Charges were filed in an Issuance Advice Letter, dated July 28, 1999.

Table I below shows the current assumptions for each of the variables used in the RTC Charge calculation.

                                     TABLE I
                           INPUT VALUES FOR RTC CHARGE

a) Most recent RRB payment date for which payment data is available ("Measure Date"):
b)       Last RRB payment date related to this remittance period ("Target
         Date"):
c) Annual ongoing transaction expenses to be paid through Target Date: d) Unpaid ongoing transaction expenses following payments on Measure Date:
e)       Required annual overcollateralization amount:
f)       Overcollateralization account deficiency following payments on Measure
         Date:
g)       Capital account deficiency following payments on Measure Date:
h)       Expected annual RRB principal payments through Target Date:
i)       Unpaid RRB principal payments following payments on Measure Date:
j)       Interest payments on outstanding principal to be paid through Target
         Date:
k)       Unpaid interest following payments on Measure Date:
l)       Total annual revenue requirement (sum of c. through k. above):
m)       Amounts on deposit in reserve account following payments on Measure
         Date:
n) Collections expected to be realized in this remittance period from prior RTC Charge:
o)       Required Debt Service (l. - m. - n.):
p) KWh consumption on which RTC Charge is expected to be billed and collected in this remittance period:
q)       Adjusted RTC Charge for retail users ((cent)/kWh) (o. / p.):

                                    TABLE II
            INPUT VALUES FOR WEIGHTED AVERAGE DAYS SALES OUTSTANDING

a)       Weighted Average Days Sales Outstanding ("WAD"):
b)       WAD:  Percent of billed amounts collected in current month:
c)       WAD: Percent of billed amounts collected in second month after billing:
d)       WAD: Percent of billed amounts collected in third month after billing:
e)       WAD: Percent of billed amounts collected in fourth month after billing:
f)       WAD: Percent of billed amounts collected in fifth month after billing:
g)       Annual charge-offs for most recent reconciliation period:

EFFECTIVE DATE

In accordance with the Financing Order, Routine True-Up Letters for annual RTC Charge adjustments shall be filed prior to the anniversary of the Financing Order or more frequently, if necessary, with the resulting changes to be effective no sooner than 15 days after the filing of this Routine True-Up Letter. No resolution by the Department is required. Therefore, these RTC Charges shall be effective as of _______________.

NOTICE

Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at Boston Edison's corporate headquarters.

                                    EXHIBIT C
                      FORM OF MONTHLY SERVICER CERTIFICATE

         Pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement, dated as of July 29, 1999 (the "Agreement"), between Boston Edison Company, as servicer (the "Servicer") and BEC Funding LLC, the Servicer does hereby certify as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement.

For the Monthly Period:_____________

1.       BILLINGS:

a)       Monthly kWh Consumption:
b)       Applicable RTC Charge:
c)       Total RTC Charge Amount Billed this Month:
d)       Cumulative RTC Charge Amount Billed this Remittance Period:

2.       REMITTANCES:

a)       Total Amount Remitted this Month:
b)       Cumulative Amount Remitted this Remittance Period:

3.       DRAWS ON SUBACCOUNTS:

a)       Reserve Subaccount Draw Amount this Month:
b) Cumulative Reserve Subaccount Draw Amount this Remittance Period (net of funding):
c)       Overcollateralization Subaccount Draw Amount this Month:
d) Cumulative Overcollateralization Subaccount Draw Amount this Remittance Period (net of funding):
e)       Capital Subaccount Draw Amount this Month:
f) Cumulative Capital Subaccount Draw Amount this Remittance Period (net of funding):


         Executed as of this _____________ day of ___________.

                                                     BOSTON EDISON COMPANY
                                                     as Servicer

                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                    EXHIBIT D

                     FORM OF SEMIANNUAL SERVICER CERTIFICATE


         Pursuant to Section 4.01(d)(iii) of the Transition Property Servicing Agreement, dated as of July 29, 1999 (the "Agreement"), between Boston Edison Company, as servicer and BEC Funding LLC, the Servicer does hereby certify, for the Current Payment Date, as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

1. RTC CHARGE COLLECTIONS AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

         i.       Amount Remitted [Month] [Year]
         ii.      Amount Remitted [Month] [Year]
         iii.     Amount Remitted [Month] [Year]
         iv.      Amount Remitted [Month] [Year]
         v.       Amount Remitted [Month] [Year]
         vi.      Amount Remitted [Month] [Year]
         vii.     Amount Remitted [Month] [Year]
         viii.    Amount Remitted [Month] [Year]
         ix. TOTAL AMOUNT REMITTED FOR THIS PERIOD (SUM OF I. THROUGH VIII. ABOVE):
         x.       Net Earnings on Collection Account:
         xi.      Expenses Paid to Date:
         xii.     GENERAL SUBACCOUNT BALANCE (SUM OF IX. AND X. ABOVE MINUS
                  XI.):
         xiii.    Reserve Subaccount Balance
         xiv. Overcollateralization Subaccount Balance xv. Capital Subaccount Balance
         xvi.     COLLECTION ACCOUNT BALANCE (SUM OF XII. THROUGH XV. ABOVE):

2. OUTSTANDING PRINCIPAL BALANCE AS OF PRIOR PAYMENT DATE BY TRANCHE:

         i.       Class A-1 Principal Balance Outstanding Note/Certificate:
         ii.      Class A-2 Principal Balance Outstanding Note/Certificate:
         iii.     Class A-3 Principal Balance Outstanding Note/Certificate:
         iv.      Class A-4 Principal Balance Outstanding Note/Certificate:
         v.       Class A-5 Principal Balance Outstanding Note/Certificate:
         vi.      TOTAL NOTE/CERTIFICATE PRINCIPAL BALANCE:

3.       REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:

         a) PROJECTED PRINCIPAL BALANCES AND PAYMENTS

                                                                       Projected                 Semi-Annual
                                                                       Principal Balance         Principal Due
         i.       Class A-1 Note/Certificate
         ii.      Class A-2 Note/Certificate
         iii.     Class A-3 Note/Certificate
         iv.      Class A-4 Note/Certificate
         v.       Class A-5 Note/Certificate
         vi.      TOTAL PROJECTED PRINCIPAL AMOUNT:

         b) REQUIRED INTEREST PAYMENTS

                                                              Note/Cert         Days in                    Interest
                                                              Interest Rate     Applicable Period          Due
         i.       Class A-1 Note/Certificate
         ii.      Class A-2 Note/Certificate
         iii.     Class A-3 Note/Certificate
         iv.      Class A-4 Note/Certificate
         v.       Class A-5 Note/Certificate
         vi.      TOTAL REQUIRED INTEREST AMOUNT:

         c) PROJECTED SUBACCOUNT PAYMENTS AND LEVELS

         Subaccount                                                    Projected Level             Funding Required
         i.       Capital Subaccount:
         ii.      Overcollateralization Subaccount:
         iii.     TOTAL SUBACCOUNT PAYMENTS AND LEVELS:

4.       ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO
         SECTION 8.02(d) OF NOTE INDENTURE:

         a) SEMIANNUAL EXPENSES

                  Net Expense Amount (Payable on Current Payment Date)
         i.       Note, Delaware and Certificate Trustee Fees and Expenses:
         ii.      Semiannual Servicing Fee:
         iii.     Semiannual Administration Fee:
         iv.      Operating Expenses (subject to $100,000 cap):
         v.       TOTAL EXPENSES:

         b) SEMIANNUAL INTEREST

                                                                                        Per $1000 of Original
                                                              Aggregate                 Principal Amount
         i.       Class A-1 Note/Certificate
         ii.      Class A-2 Note/Certificate
         Iii      Class A-3 Note/Certificate
         iv.      Class A-4 Note/Certificate
         v.       Class A-5 Note/Certificate
         vi.      TOTAL SEMIANNUAL INTEREST:

         c) SEMIANNUAL PRINCIPAL

                                                                                        Per $1000 of Original
                                                              Aggregate                 Principal Amount
         i.       Class A-1 Note/Certificate
         ii.      Class A-2 Note/Certificate
         Iii      Class A-3 Note/Certificate
         iv.      Class A-4 Note/Certificate
         v.       Class A-5 Note/Certificate
         vi.      TOTAL SEMIANNUAL PRINCIPAL:

         d) OTHER PAYMENTS

         i.       Operating Expenses (in excess of $100,000):
         ii.      Funding of Capital Subaccount (to required amount):
         iii. Funding of Overcollateralization Subaccount (to required level):
         iv.      Deposits to Reserve Subaccount:
         v.       Interest earnings on Capital Account Released to Note Issuer:

5. OUTSTANDING PRINCIPAL BALANCE AND COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH DISTRIBUTION DATE):

         a) PRINCIPAL BALANCE OUTSTANDING:

         i.       Class A-1 Principal Balance Outstanding Note/Certificate:
         ii.      Class A-2 Principal Balance Outstanding Note/Certificate:
         iii.     Class A-3 Principal Balance Outstanding Note/Certificate:
         iv.      Class A-4 Principal Balance Outstanding Note/Certificate:
         v.       Class A-5 Principal Balance Outstanding Note/Certificate:
         vi.      TOTAL NOTE/CERTIFICATE PRINCIPAL BALANCE:

         b) COLLECTION ACCOUNT BALANCES OUTSTANDING:

         i.       Capital Subaccount:
         ii.      Overcollateralization Subaccount:
         iii.     Reserve Subaccount:
         iv.      TOTAL SUBACCOUNT AMOUNT:

6. SUB-ACCOUNT DRAWS AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO SECTION 8.02(e) OF NOTE INDENTURE):

         i.       Capital Subaccount:
         ii.      Overcollateralization Subaccount:
         iii.     Reserve Subaccount:
         iv.      TOTAL SUBACCOUNT DRAWS:

7. SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE (IF APPLICABLE):

         a) SEMIANNUAL INTEREST SHORTFALL

         i.       Class A-1 Note/Certificate
         ii.      Class A-2 Note/Certificate
         iii.     Class A-3 Note/Certificate
         iv.      Class A-4 Note/Certificate
         v.       Class A-5 Note/Certificate
         vi.      TOTAL SEMIANNUAL INTEREST SHORTFALL:

         b) SEMIANNUAL PRINCIPAL SHORTFALL

         i.       Class A-1 Note/Certificate
         ii.      Class A-2 Note/Certificate
         iii.     Class A-3 Note/Certificate
         iv.      Class A-4 Note/Certificate
         v.       Class A-5 Note/Certificate
         vi.      TOTAL SEMIANNUAL PRINCIPAL SHORTFALL:

8.       SHORTFALLS IN REQUIRED SUBACCOUNT LEVELS AS OF CURRENT DISTRIBUTION
         DATE:

         i.       Capital Subaccount:
         ii.      Overcollateralization Subaccount:
         iii.     TOTAL SUBACCOUNT SHORTFALLS:

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this ___ day of ____, ____.


                                       BOSTON EDISON COMPANY, as Servicer

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT E

                          FORM OF ANNUAL RECONCILIATION

         Pursuant to Section 4.03(b) of the Transition Property Servicing Agreement, dated as of July 29, 1999, between Boston Edison Company, as servicer (the "Servicer") and BEC Funding LLC, the Servicer does hereby certify as follows:

For the Reconciliation Period:_____________ to _____________

         1.       CALCULATION OF REMITTANCE SHORTFALL OR REMITTANCE EXCESS:

         a)       System-wide Billed Revenues:
         b)       System-wide Charge-Offs:
         c)       System-wide Charge-Off % (b / a):
         d)       RTC Charge-Off adjustment factor:
         e)       "Deemed Charge-Off Percent" (c x d):
         f)       "Estimated Charge-Off Percent":
         g)       kWh Consumption ([Jan. 1] to [Mar. 31]):
         h)       RTC Charge ([Jan. 1] to [Mar. 31]):
         i)       Billed RTC Charges ([Jan. 1] to [Mar. 31]) (g x h):
         j)       kWh Consumption ([Apr. 1] to [Dec. 31]):
         k)       RTC Charge ([Apr. 1] to [Dec. 31]):
         l)       Billed RTC Charges ([Apr. 1] to [Dec. 31]) (j x k):
         m)       Deemed RTC Charge Payments ([100% - e] x [i + l]):
         n)       Estimated RTC Charge Payments ([100% - f] x [i + l]):
         o)       Remittance Shortfall (m - n, if positive):
         p)       Remittance Excess (n - m, if positive):


         Executed as of this _____________ day of ___________.

                                       BOSTON EDISON COMPANY,
                                       as Servicer


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                SCHEDULE 4.01(a)

                         Expected Amortization Schedule

                          Outstanding Principal Balance

Date                     A-1                 A-2               A-3               A-4               A-5
----                     ---                 ---               ---               ---               ---
Initial             $108,500,000        $170,609,837      $103,390,163      $170,875,702      $171,624,298
03/15/00              68,500,000         170,609,837       103,390,163       170,875,702       171,624,298
09/15/00              30,058,542         170,609,837       103,390,163       170,875,702       171,624,298
03/15/01                       0         170,609,837       103,390,163       170,875,702       171,624,298
09/15/01                       0         138,240,115       103,390,163       170,875,702       171,624,298
03/15/02                       0         102,109,837       103,390,163       170,875,702       171,624,298
09/15/02                       0          68,014,173       103,390,163       170,875,702       171,624,298
03/15/03                       0          33,609,837       103,390,163       170,875,702       171,624,298
09/15/03                       0                   0       103,390,163       170,875,702       171,624,298
03/15/04                       0                   0        68,500,000       170,875,702       171,624,298
09/15/04                       0                   0        34,649,752       170,875,702       171,624,298
03/15/05                       0                   0                 0       170,875,702       171,624,298
09/15/05                       0                   0                 0       137,123,948       171,624,298
03/15/06                       0                   0                 0       102,375,702       171,624,298
09/15/06                       0                   0                 0        68,519,879       171,624,298
03/15/07                       0                   0                 0        33,875,702       171,624,298
09/15/07                       0                   0                 0                 0       171,624,298
03/15/08                       0                   0                 0                 0       137,000,000
09/15/08                       0                   0                 0                 0       103,134,628
03/15/09                       0                   0                 0                 0        68,500,000
09/15/09                       0                   0                 0                 0        34,631,016
03/15/10                       0                   0                 0                 0                 0

                                     ANNEX I

                              SERVICING PROCEDURES

         The Servicer agrees to comply with the following servicing procedures:

         SECTION 1. DEFINITIONS

         (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

         (b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

         "Billed RTC Charges" means the dollar amounts billed to Customers or the Applicable TPS in respect of the RTC Charge, whether billed to Customers or the Applicable TPS by the Servicer or to Customers by a TPS pursuant to a TPS Service Agreement.

         "Deemed Charge-Off Percent" means the Servicer's actual system wide charge-off percentage, as adjusted for estimates of partially paid bills (which are deemed to have paid the RTC Charge in full).

         "Estimated Charge-Off Percent" means the Servicer's good faith estimate of the Deemed Charge-Off Percent.

         "Servicer Policies and Practices" means, with respect to the Servicer's duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself or others, as in effect from time to time and in accordance with DTE Regulations. The Servicer shall provide ten days' prior written notice to the Rating Agencies of any amendment to the Servicer Policies and Practices that would adversely affect in any material respect the Noteholders or Certificateholders.

         SECTION 2. DATA ACQUISITION

         (a) Installation and Maintenance of Meters. Except to the extent that a TPS is responsible for such services pursuant to a TPS Service Agreement, the Servicer shall cause to be installed, replaced and maintained meters in accordance with the Servicer Policies and Practices.

         (b) Meter Reading. In accordance with the Servicer Policies and Practices, the Servicer shall obtain usage measurements for each Customer; provided, however, that the Servicer may determine any Customer's usage on the basis of estimates in accordance with applicable DTE Regulations; and, provided, further, that the Servicer may obtain usage measurements from the Applicable TPS for Customers receiving meter reading services from such TPS if the applicable TPS Service Agreement so provides.

         (c) Cost of Metering. The Note Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Note Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any TPS as a result of new metering and/or billing technologies.

         SECTION 3. USAGE AND BILL CALCULATION

         The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with applicable DTE Regulations) in accordance with the Servicer Policies and Practices and shall determine therefrom Billed RTC Charges; provided, however, that in the case of Customers served by a TPS pursuant to a TPS Service Agreement, the Servicer may obtain usage measurements from the Applicable TPS for Customers receiving meter reading services from such TPS if the applicable TPS Service Agreement so provides and shall determine therefrom Billed RTC Charges.

         SECTION 4. BILLING

         (a) The Servicer shall implement the RTC Charge as of the Closing Date and shall thereafter bill each Customer or the Applicable TPS for each Customer's Billed RTC Charges in accordance with the provisions of this Section 4.

         (b) Frequency of Bills; Billing Practices. In accordance with the Servicer Policies and Practices, the Servicer shall generate and issue a Bill to each Customer, or, in the case of a Customer who is being billed by a TPS, to the Applicable TPS, with respect to such Customer's Billed RTC Charges. In the event that the Servicer makes any material modification to the Servicer Policies and Practices, it shall notify the Note Issuer, the Note Trustee, the Certificate Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Servicer Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Certificateholders.

         (c) Format.

                  (i) Each Bill to a Customer shall contain or be deemed to contain a Transition Charge that shall include the RTC Charge owed by such Customer for the applicable billing period.

                  (ii) Each Bill in which the Transition Charge is listed as a line item shall contain a statement (as a footnote) to the effect that all or a portion of the Transition Charge is owned by the Note Issuer and not the Seller.

                  (iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and TPSs as applicable DTE Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by applicable law or by applicable DTE Regulations, the Servicer shall, subject to clauses (i) and
(ii) of this subsection (c), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices and historical practice.

         (d) Delivery. Except as provided in the next sentence, the Servicer shall deliver all Bills to Customers (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use in accordance with the Servicer Policies and Practices. In the case of Customers that have elected to be billed by a TPS, the Servicer shall deliver all Bills to the Applicable TPSs by such means as are mutually agreed upon by the Servicer and the Applicable TPS in the TPS Service Agreement and which are consistent with DTE Regulations. The Servicer or a TPS, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills that it renders, including printing and postage costs as the same may increase or decrease from time to time.

         SECTION 5. CUSTOMER SERVICE FUNCTIONS

         The Servicer or a TPS to extent provided in the applicable TPS Service Agreement shall handle all Customer inquiries and other Customer service matters according to the Servicer Policies and Practices.

         SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE

         (a) Collection Efforts, Policies, Procedures.

                  (i) The Servicer shall collect Billed RTC Charges from Customers and TPSs as and when the same become due in accordance with such collection procedures as it follows with respect to comparable assets that it services for itself or others, including the following:

                           (A) The Servicer shall prepare and deliver overdue
notices to Customers and TPSs in accordance with applicable DTE Regulations and the Servicer Policies and Practices.

                           (B) The Servicer shall deliver past-due and shut-off
notices in accordance with applicable DTE Regulations and the Servicer Policies and Practices.

                           (C) The Servicer shall adhere to and carry out
disconnection policies and termination of billing by a TPS pursuant to a TPS Service Agreement in accordance with Sections 116, 124-124I of the Statute or successor provisions, applicable DTE Regulations and the Servicer Policies and Practices.

                           (D) The Servicer may employ the assistance of
collection agents in accordance with applicable DTE Regulations and the Servicer Policies and Practices.

                           (E) The Servicer shall apply Customer and TPS
deposits to the payment of delinquent accounts in accordance with applicable DTE Regulations and the Servicer Polices and Practices.

                  (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer Policies and Practices and (B) would comply in all material respects with applicable law.

                  (iii) The Servicer shall accept payment from Customers in respect of Billed RTC Charges in such forms and methods and at such times and places in accordance with the Servicer Policies and Practices. The Servicer shall accept payment from TPSs in respect of Billed RTC Charges in such forms and methods and at such times and places as the Servicer and each TPS shall mutually agree in accordance with the applicable TPS Service Agreement and applicable DTE Regulations.

         (b) Payment Processing, Allocation, Priority of Payments. The Servicer shall post all payments received to Customer or TPS accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

         (c) Investment of Estimated RTC Charge Payments Received. Prior to remittance on the applicable Remittance Date, the Servicer may invest Estimated RTC Charge Payments at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer. The Servicer shall be entitled to retain as additional compensation any interest earnings on Estimated RTC Charge Payments invested by it.

         (d) Calculation of Estimated RTC Charge Payments and Deemed RTC Charge Payments; Remittances. In accordance with Section 4.03(a) of the Agreement, the Servicer shall remit to the Note Trustee for deposit in the Collection Account an amount equal to the product of the Billed RTC Charges for a particular billing date multiplied by one hundred percent less the Estimated Charge-Off Percent. Such product shall constitute the amount of Estimated RTC Charge Payments. Pursuant to Section 4.03(b) of the Agreement, on or before March 1 of each year, the Servicer shall calculate the amount of Deemed RTC Charge Payments by multiplying the Billed RTC Charges by one hundred percent less the Deemed Charge-Off Percent.

         (e) Remittances.

                  (i) The Note Issuer shall cause to be established the Collection Account in the name of the Note Trustee in accordance with Section
8.02 of the Note Indenture.

                  (ii) The Servicer shall make or cause to be made Remittances to the Collection Account in accordance with Section 4.03 of the Agreement.

                  (iii) Any change of account or change of institution affecting the Collection Account shall not take effect until the Note Issuer has provided at least fifteen (15) Servicer Business Days written notice thereof to the Servicer.

         SECTION 7. TPSs

         In the event a TPS performs services pursuant to a TPS Service Agreement, the Servicer shall comply with the procedures set forth in Schedule A to this Annex I.

                                   SCHEDULE A

                                   TO ANNEX I

               Additional Servicing Procedures Applicable to TPSs

1.       Establishing TPS Relationship

         In addition to any actions required by the DTE or by applicable law, for each TPS that is responsible for collecting Billed RTC Charges, the Servicer shall take the following steps:

         (a) Maintain adequate records of the payment arrangement applicable to such TPS;
         (b) Maintain copies of all Customer requests to convert to billing by a TPS;
         (c) Verify with the DTE that each TPS is licensed to supply electricity in Massachusetts;
         (d) Obtain information from the TPS including, but not limited to: name, contact, address, telephone facsimile transmission number and internet address;
         (e) Maintain and update records of Customers to permit prompt reversion to dual- billing;
         (f) Maintain estimates of one month's maximum Estimated RTC Charge Payments for each TPS required to post a bond, letter of credit or cash deposit pursuant to the applicable TPS Service Agreement; and
         (g) Comply with credit conditions set out in the Financing Order and applicable TPS Service Agreement.

2.       Monitoring TPS Obligations

         (a) The Servicer shall require each TPS to pay all undisputed and all disputed Billed RTC Charges or make a financial arrangement for such payment according to the applicable TPS Service Agreement; and
         (b) For all TPSs subject to any remittance option where such TPS is liable for all amounts billed in respect of Customers served thereby regardless of the amounts received therefrom, the Servicer shall monitor payment compliance and take all actions permitted by the DTE and the Financing Order in the event of a default in payment.

3.       Enforcing TPS Obligations

         The Servicer shall promptly take all actions specified by the Financing Order with respect to amounts not remitted to the Servicer in accordance with the payment terms specified by the Financing Order, in addition to any other remedies available at law.